Exhibit 10.82
Consent and Amendment
     THIS CONSENT AND AMENDMENT (this “Amendment”) is dated as of March 14, 2007, and is between Realogy Real Estate Services Group, LLC, a Delaware limited liability company (formerly Cendant Real Estate Services Group, LLC) (“Realogy Real Estate ”), Realogy Real Estate Services Venture Partner, Inc., a Delaware corporation (formerly Cendant Real Estate Services Venture Partner, Inc.) (the “Realogy Member”), PHH Corporation, a Maryland corporation (“PHH”), PHH Mortgage Corporation, a New Jersey Corporation (formerly Cendant Mortgage Corporation) (“PMC”), PHH Broker Partner Corporation, a Maryland corporation (the “PHH Member”), TM Acquisition Corp., a Delaware corporation (“TM Corp.”), Coldwell Banker Real Estate Corporation, a California corporation (“Coldwell Banker”), Sotheby’s International Realty Affiliates, Inc., a Delaware corporation (“Sotheby’s”), ERA Franchise Systems, Inc., a Delaware corporation (“ERA”), Century 21 Real Estate LLC, a Delaware limited liability company (“Century 21”) and PHH Home Loans, LLC, a Delaware limited liability company (the “Company”).
     WHEREAS, Realogy Real Estate, the Realogy Member, PHH, PMC, the PHH Member and the Company have previously entered into the Strategic Relationship Agreement dated January 31, 2005 (the “Strategic Relationship Agreement”);
     WHEREAS, the PHH Member and the Realogy Member have previously entered into the Amended and Restated Limited Liability Company Operating Agreement dated January 31, 2005, as amended (the “Operating Agreement”);
     WHEREAS, PMC and the Company have previously entered into the Management Services Agreement dated March 31, 2006 (the “Management Services Agreement”, and together with the Operating Agreement and the Strategic Relationship Agreement, the “Joint Venture Documents”);
     WHEREAS, TM Corp., Coldwell Banker, ERA and the Company have previously entered into the Trademark License Agreement dated January 31, 2005 (the “Company License Agreement”);
     WHEREAS, TM Corp., Coldwell Banker, ERA and PMC have previously entered into the Trademark License Agreement dated January 31, 2005 (the “PMC License Agreement”, and together with the Company License Agreement, the “License Agreements”);
     WHEREAS, Coldwell Banker, Century 21, ERA, Sotheby’s and PMC have previously entered into a Marketing Agreement dated January 31, 2005 (the “Marketing Agreement”, and together with the Joint Venture Documents and the License Agreements, the “Relevant Documents”);
     WHEREAS, on July 31, 2006, Avis Budget Group, Inc. (formerly Cendant Corporation) completed the spin-off (the “Realogy Spin-Off”) of its real estate services division into Realogy Corporation, a Delaware corporation (“Realogy”), following which Realogy Real Estate and the Realogy Member became direct or indirect wholly owned subsidiaries of Realogy;
     WHEREAS, PHH intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with General Electric Capital Corporation, a Delaware corporation (“GECC”) and Jade Merger Sub, Inc., a Maryland corporation and a wholly owned subsidiary of GECC (“Merger Sub”), pursuant to which GECC will become the sole shareholder of PHH pursuant to a merger of Merger Sub with and into PHH (together with the transactions related thereto, the “Merger”), with PHH as the surviving corporation (the “Surviving Corporation”);

     WHEREAS, GECC, Merger Sub and Pearl Mortgage Acquisition 2 L.L.C., a Delaware limited liability company (“Acquisitionco”) intend to enter into a Sale and Purchase Agreement (the “Mortgage Business Purchase Agreement”), pursuant to which GECC intends, immediately following the Merger, to cause the Surviving Corporation to sell to Acquisitionco, among other things, all of the outstanding shares of capital stock of PMC, following which PMC and the PHH Member will be wholly owned subsidiaries of Acquisitionco (together with the transactions related thereto, the “Mortgage Business Sale”);
     WHEREAS, pursuant to the Mortgage Business Purchase Agreement and the documents related thereto, the Surviving Corporation will assign all of its rights and obligations under the Strategic Relationship Agreement to Acquisitionco, as a result of which Acquisitionco will assume and agree to be bound by and to perform all of the obligations and liabilities of the Surviving Corporation under the Strategic Relationship Agreement (the “Assignment”);
     WHEREAS, at the time of the Closing of the Mortgage Business Sale, Acquisitionco will be a wholly owned subsidiary of PHH Holding Corp., a Delaware corporation;
     WHEREAS, Realogy anticipates that the consummation of the Mortgage Business Sale could benefit the Company;
     WHEREAS, each of the Relevant Documents may be amended by written agreement executed by all the respective parties thereto;
     WHEREAS, pursuant to Section 13.15 of the Strategic Relationship Agreement, PHH is permitted to assign all of its rights and obligations thereunder after obtaining the written consent of the other parties thereto; and
     WHEREAS, the parties hereto desire to (i) consent to the Merger, the Mortgage Business Sale and the Assignment, (ii) amend the Relevant Documents as provided herein and (iii) agree to take certain other actions and to make certain other agreements with respect thereto.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:
     1. Consent. Realogy and the Realogy Member hereby consent to the Assignment. As consideration for such Consent, Acquisitionco agrees to pay to Realogy a fee of $3.0 million upon the consummation of the Mortgage Business Sale, which amount shall be payable by the transfer of immediately available funds to such account as is designated by Realogy in writing at least two business days prior to the anticipated closing date of the Mortgage Business Sale.
     2. Acknowledgement. The parties hereby acknowledge and agree that, notwithstanding anything to the contrary contained in the Operating Agreement, neither the consummation of the Merger nor the consummation of the Mortgage Business Sale shall constitute a Cendant Termination Event (as defined in the Operating Agreement) or a Transfer (as defined in the Operating Agreement) for purposes of any of the Relevant Documents, as applicable. The parties hereby further acknowledge and agree that notwithstanding anything to the contrary contained in the Strategic Relationship Agreement, Section 10.1(b) shall not apply to the Merger, and neither GECC nor any Person that is an Affiliate of GECC immediately prior to the effective time of the Merger shall be bound by the covenant contained in Section 10.1(a) from and after completion of the Merger.

     3. Amendments to the Relevant Documents. Effective as of immediately prior to the closing of the Mortgage Business Sale:
     (i) Each of the Relevant Documents, as applicable, is hereby amended by replacing “PHH Corporation” and the defined term “PHH” with “PHH Mortgage Holding Corp.” and “Holdco”, respectively, wherever each such term appears , except as otherwise specified herein.
     (ii) Each of the Relevant Documents, as applicable, is hereby amended by replacing “Cendant” with “Realogy” wherever it appears, except as otherwise specified herein.
     (iii) Each of the Relevant Documents, as applicable, is hereby amended by inserting the following sentence after the definition of “Affiliate” contained therein: “Notwithstanding the foregoing, no Person that, directly or indirectly, controls or is under common control with Holdco (other than the Subsidiaries of Holdco, each of which shall constitute an Affiliate of Holdco for purposes of this Agreement) shall be considered an Affiliate of Holdco or any of its Subsidiaries for purposes of this Agreement.”
     (iv) Section 1.1 of both the Operating Agreement and the Strategic Relationship Agreement is hereby amended by (a) deleting the definition of “Cendant” contained therein and inserting the following definition: “Realogy “means Realogy Corporation, a Delaware corporation; and (b) deleting the definition of “Cendant Mobility Office” contained therein and inserting the following definition: “Cartus Office “means any office comprising part of Realogy’s corporate relocation business, including, without limitation, any office of Cartus Corporation or any of its Subsidiaries, whether owned as of the date hereof or acquired or opened hereafter by Cartus Corporation or one of its Subsidiaries.
     (v) Section 1.1 of the Operating Agreement is hereby further amended by adding the following text to the end of the definition of “Transfer”: “provided that Transfer shall not mean a pledge by a Member of its Interest to one or more financial institutions as collateral security for the indebtedness or other obligations of such Member or an Affiliate thereof, provided further that any foreclosure on or other sale or transfer of any Interest in connection with any such pledge shall constitute a Transfer.”
     (vi) Section 8.1(e) of the Operating Agreement is hereby amended and restated in its entirety as follows: “(e) The occurrence of a PHH Change of Control involving any entity on the Cendant List attached hereto as Schedule 8.1(e) .”
     (vii) Schedule 8.1(e) of the Operating Agreement is hereby amended and restated in its entirety as set forth on Schedule 3(vii) hereto.
     (viii) Section 10.1(a) of the Operating Agreement is hereby amended by adding the following sentence to the end of such section: “For the avoidance of doubt, nothing provided for in this Section 10.1(a) is intended to prevent or otherwise prohibit the ability of any Member to pledge its Interest to one or more financial institutions as collateral security for the indebtedness or other obligations of such Member or an Affiliate thereof, provided that any foreclosure on or other sale or transfer of any Interest in connection with any such pledge shall constitute a Transfer.”
     (ix) Section 10.1(b) of the Strategic Relationship Agreement is hereby amended and restated in its entirety as follows: “(b) [Intentionally omitted].”
     (x) Exhibit 6.1 of the Management Services Agreement is hereby supplemented as follows:

     The Minimum Calendar Year Fees for 2007 and thereafter shall be $15 million. The per loan fees for General Administrative Services for 2007 and thereafter shall be the numbers agreed to at the January 2007 Board of Advisors meeting as adjusted for inflation as contemplated in the Management Services Agreement.
     (xi) Exhibit 7.1 of the Management Services Agreement is hereby supplemented as follows:
     The Minimum Calendar Year Fees for 2007 and thereafter shall be $10 million. The per loan fees for IT Administrative Services for 2007 and thereafter shall be the numbers agreed to at the January 2007 Board of Advisors meeting as adjusted for inflation as contemplated in the Management Services Agreement.
     (xii) The addresses for notice set forth in Section 13.10 of the Operating Agreement are hereby amended as follows:
     If to the PHH Member, addressed to:
PHH Broker Partner Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Facsimile: (856) 917-0950
Attn: William F. Brown
     With a copy to:
PHH Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
Facsimile: (856) 917-7295
Attn: William F. Brown
     If to the Realogy Member, addressed to:
Realogy Real Estate Services Venture Partner, Inc.
1 Campus Drive
Parsippany, NJ 07054
Facsimile: (973) 407-6685
Attn: C. Patteson Cardwell, IV
     With a copy to:
Realogy Corporation
1 Campus Drive
Parsippany, NJ 07054
Facsimile: (973) 407-6685
Attn: C. Patteson Cardwell, IV
     (xiii) The addresses for notice set forth in Section 13.14 of the Strategic Relationship Agreement are hereby amended as follows:

     If to a Realogy Entity, addressed to:
Realogy Corporation
1 Campus Drive
Parsippany, NJ 07054
Facsimile: (973) 407-6685
Attention: C. Patteson Cardwell, IV
Executive Vice President and General Counsel
     If to a PHH Entity or the Company, addressed to:
PHH Mortgage Corporation
3000 Leadenhall Road
Mail Stop ACC
Mt. Laurel, NJ 08054
Facsimile: (856) 917-0950
Attention: William F. Brown
Senior Vice President and General Counsel
     Copies of all notices hereunder shall be delivered to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile: (212) 735-2000
Attention: Fred B. White III, Esq.
     4. Treatment of Certain Indebtedness. The Realogy Member hereby agrees to cause the Realogy Advisors (as defined in the Operating Agreement as amended by this Amendment) to approve such actions as are reasonably required to facilitate the refinancing or extension of the Company’s existing indebtedness (on terms no less favorable in the aggregate to the Company or the Realogy Member than the terms of such existing indebtedness) to the extent required or reasonably requested by the PHH Member in connection with the Merger and the Mortgage Business Sale; provided that Holdco agrees to compensate the Company for any expenses incurred by it in connection therewith that would not have been incurred but for such refinancing or extension; and provided further that in no event may any such refinancing or extension of the Company’s existing indebtedness include covenants or other terms or otherwise be structured in a manner that has the effect of disadvantaging the Company or its borrowing costs for the benefit of PMC or any of its Affiliates or any of their respective businesses.
     5. Amendment to Marketing Agreement. Effective as of immediately after the closing of the Mortgage Business Sale, the Marketing Agreement is hereby amended to (a) add as a private label solution for the Sotheby’s International Realty brand the name “Domain Mortgage” and (b) provide the manner in which the parties shall market and promote such brand name. As part of their marketing efforts, the Brands (as defined in the Marketing Agreement) and PMC shall mutually agree upon placement of Coldwell Banker Mortgage, Century 21 Mortgage and future mortgage brand contact information and materials on the Brand websites, which placement shall be no less favorable than front page placement similar to the placement of the ERA Mortgage contact information and materials on the “ERA.com” website.

Effective immediately after the closing of the Mortgage Business Sale, Exhibit 2 of the Marketing Agreement is hereby amended to provide that the Monthly Marketing Fee (as defined in the Marketing Agreement) (a) shall be increased to $166,667.00 for each full calendar month remaining in 2007 from and after the closing date of the Mortgage Business Sale (and, if such closing occurs on the first day of a month, including the month in which the closing occurs), it being understood and agreed that, unless the closing date of the Mortgage Business Sale occurs on the first day of a month, then the Monthly Marketing Fee payable by PMC in respect of the month in which the closing date occurs also shall be increased to $166,667.00 on a pro-rated basis for that portion of the month following the closing date, based upon the number of days remaining in such month following the closing date, and (b) shall remain $166,667.00 for 2008 and for each year thereafter throughout the term of the Marketing Agreement (for a total annual marketing fee of $2.0 million ).
     6. PMC License Agreement. Effective as of immediately after the closing of the Mortgage Business Sale, the PMC License Agreement is hereby amended to provide that the quarterly Fee payable pursuant to Section 5.01 of the PMC License Agreement shall be increased as follows: (a) the Fee payable for each full calendar quarter remaining in 2007 from and after the closing date of the Mortgage Business Sale shall be $1.0 million, it being understood and agreed that (i) if the closing date of the Mortgage Business Sale is the first day of a calendar quarter, such increased Fee shall be payable in respect of such calendar quarter, and (ii) unless the closing date of the Mortgage Business Sale occurs on the first day of a calendar quarter, then the Fee payable in respect of the calendar quarter in which the closing date occurs also shall be increased to $1.0 million on a pro-rated basis for that portion of such calendar quarter following the closing date, based upon the number of days remaining in such calendar quarter following the closing date; (b) the Fee payable for each of the four calendar quarters in 2008 shall be $1.0 million (for a total annual Fee of $4.0 million); and (c) the Fee payable for each of the four calendar quarters in 2009 and in each year thereafter throughout the term of the PMC License Agreement shall be $1.75 million (for a total annual Fee of $7.0 million). After the date of this Amendment, the parties may add one new brand to the PMC License Agreement without any further increase in the Fees payable thereunder.
     7. Fair Market Value Analysis. Realogy Real Estate, the Realogy Member, PMC, the PHH Member and Acquisitionco agree to jointly conduct, through a nationally recognized third party expert mutually agreeable to the parties, an analysis to determine separate estimated valuation ranges for the fair market value (expressed on a per annum basis) of the respective goods, services and facilities (i) provided by Coldwell Banker, Century 21, ERA and Sotheby’s pursuant to the Marketing Agreement and (ii) TM Corp., Coldwell Banker and ERA pursuant to the PMC License Agreement, in each case as amended by this Amendment (the “FMV Analysis ”). The FMV Analysis shall commence no later than March 31, 2007 and shall be completed no later than the closing of the Mortgage Business Sale. The FMV Analysis shall be conducted pursuant to methodologies reasonably satisfactory to such parties.
To the extent that the top end of the valuation range for the Marketing Agreement or the PMC License Agreement as set forth in the FMV Analysis is less than the aggregate annual fees payable under such agreement as amended pursuant to this Amendment, the parties agree to cause an amendment to such agreement so that the aggregate annual fees payable under such agreement do not exceed the top end of the valuation range for such agreement as set forth in the FMV Analysis, provided that (i) to the extent that the top end of the valuation range for one of the Marketing Agreement and the PMC License Agreement as set forth in the FMV Analysis is less than the aggregate annual fees payable under such agreement as amended pursuant to this Amendment, and the top end of the valuation range for the other agreement as set forth in the FMV Analysis exceeds the aggregate annual fees payable under such agreement as amended pursuant to this Amendment, then the parties shall cause an amendment of the latter agreement to increase the aggregate annual fees payable thereunder, provided that (A) in no event shall the aggregate annual fees payable under such latter agreement be increased to a level where they would exceed the top end of the valuation range for such agreement as set forth in the FMV Analysis, and (B) in no event shall the aggregate amount of the annual fees payable under both the Marketing Agreement and the PMC License Agreement taken together, as so adjusted, exceed the aggregate amount of the annual fees payable under such agreements as amended by this Amendment, and (ii) to the extent that the top end of the valuation range for each of the Marketing Agreement and the PMC License Agreement, as set forth in the FMV Analysis, is equal to or greater than the aggregate annual fees payable under such agreement as amended pursuant to this Amendment, the parties acknowledge and agree that no adjustment shall be made to the fees payable under either agreement as amended by this Amendment. In any event, the parties agree to cooperate and work together in good faith following the completion of the FMV Analysis with a view to implementing the economic arrangements between the parties as reflected in this Amendment. The parties agree to evenly share in the cost of the FMV Analysis. The parties agree that any adjustments in fees based on a FMV Analysis shall be conditioned upon the consummation of the closing of the Mortgage Business Sale.
     8. SourceCorp Agreement. Prior to the closing of the Mortgage Business Sale, PMC shall enter into a new Master Services Agreement with SourceCorp BPS Inc. in the form attached hereto as Schedule 8 .
     9. No Implied Amendments. Except as herein provided, the Relevant Documents shall remain in full force and effect and are ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Relevant Documents to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the applicable Relevant Document in any other agreements, documents or instruments executed and delivered pursuant to such Relevant Document, shall mean and be a reference to such Relevant Document, as amended by this Amendment.
     10. Termination. This Amendment shall terminate and be void upon the termination of the Merger Agreement or the termination of the Mortgage Business Purchase Agreement.
     11. Counterparts. This Amendment may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same.
     12. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAWS RULES THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Any legal suit, action or proceeding against any of the parties hereto arising out of or relating to this Amendment shall only be instituted in any federal or state court in New York, New York, pursuant to Section 5-1402 of the New York General Obligations Law, and each Party hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. The parties hereby agree to venue in such courts and hereby waive, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum. Each of the parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Amendment.
     13. Entire Agreement; Assignment. This Amendment (including the Schedules hereto) together with the Relevant Documents and the other agreements, documents or instruments executed and delivered in connection with or pursuant to such Relevant Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Neither this Amendment nor any of the rights, interests or obligations under this Amendment shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties and any assignment in violation of this Amendment shall be void.
     14. Amendment. This Amendment may be amended by the parties hereto (including Acquisitionco) by action taken by or on behalf of their respective boards of directors or board of advisors, as the case may be, at any time prior to the effective time of the Merger. This Amendment may not be amended except by an instrument in writing signed by the parties hereto.
     15. Representations. Each of the Realogy Entities hereby represents and warrants to each of the PHH Entities, and each of the PHH Entities hereby represents and warrants to each of the Realogy Entities, that each of the representations and warranties set forth in Sections 4.1(a), (b) and (c) of the Strategic Relationship Agreement are true and correct as of the date hereof as if made with respect to this Amendment and the Agreement as amended thereby.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment, effective as of the date first written above.

REALOGY REAL ESTATE SERVICES GROUP, LLC
By:	/s/ C. Patterson Cardwell, IV
	Name:	C. Patterson Cardwell, IV
	Title:	EVP & General Counsel

REALOGY REAL ESTATE SERVICES VENTURE PARTNER, INC.
By:	/s/ C. Patterson Cardwell, IV
	Name:	C. Patterson Cardwell, IV
	Title:	EVP & General Counsel

PHH CORPORATION
By:	/s/ Terence W. Edwards
	Name:	Terence W. Edwards
	Title:	President and Chief Executive Officer

PHH MORTGAGE CORPORATION
By:	/s/ Terence W. Edwards
	Name:	Terence W. Edwards
	Title:	President and Chief Executive Officer

PHH BROKER PARTNER CORPORATION
By:	/s/ Terence W. Edwards
	Name:	Terence W. Edwards
	Title:	President and Chief Executive Officer

PHH HOME LOANS LLC
By:	/s/ Terence W. Edwards
	Name:	Terence W. Edwards
	Title:	President and Chief Executive Officer

TM ACQUISITION CORP.
By:	/s/ C. Patterson Cardwell, IV
	Name:	C. Patterson Cardwell, IV
	Title:	EVP & General Counsel

COLDWELL BANKER REAL ESTATE CORPORATION
By:	/s/ C. Patterson Cardwell, IV
	Name:	C. Patterson Cardwell, IV
	Title:	EVP & General Counsel

ERA FRANCHISE SYSTEMS, INC.
By:	/s/ C. Patterson Cardwell, IV
	Name:	C. Patterson Cardwell, IV
	Title:	EVP & General Counsel

CENTURY 21 REAL ESTATE CORPORATION
By:	/s/ C. Patterson Cardwell, IV
	Name:	C. Patterson Cardwell, IV
	Title:	EVP & General Counsel

SOTHEBY’S INTERNATIONAL AFFILIATES, INC.
By:	/s/ C. Patterson Cardwell, IV
	Name:	C. Patterson Cardwell, IV
	Title:	EVP & General Counsel

Agreed to and Acknowledged as of this
14th day of March, 2007:

PEARL MORTGAGE ACQUISITION 2 L.L.C.

By:	/s/ Matthew S. Kabaker

Name: Matthew S. Kabaker
Title: Vice President
[Realogy Consent and Amendment]